                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints HAROLD A. WAGNER or JOHN PAUL JONES III or LEO J. DALEY or W. DOUG BROWN, acting severally, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign Form S-3 and S-8 Registration Statements and amendments thereto pertaining to interests in and/or Common Stock offered, issued, sold, or resold under

    - the Air Products and Chemicals, Inc. 2001 Long-Term Incentive Plan (formerly the 1997 Long-Term Incentive Plan);

    - the Air Products and Chemicals, Inc. Retirement Savings and Stock Ownership Plan;

    -    the Air Products and Chemicals, Inc. Supplementary Savings Plan;

    -    the Air Products and Chemicals, Inc. 1997 Annual Incentive Plan;

    -    the Air Products and Chemicals, Inc. Stock Incentive Program;

    - the Air Products Employee Stock Option Award granted 2 October 1995, the Air Products Employee Stock Option Award granted 1 October 1997 and/or the Air Products Employee Stock Option Award granted 1 October 1999;

    - the Air Products and Chemicals, Inc. Deferred Compensation Plan for Directors and/or the Air Products and Chemicals, Inc. Stock Option Plan for Directors;

    - the Air Products PLC U.K. Savings-Related Share Option Scheme and/or the Air Products Group Limited U.K. Savings-Related Share Option Scheme;

    - the Direct Investment Program for Shareholders of Air Products and Chemicals, Inc.;

    - the Air Products and Chemicals, Inc. Flexible Employee Benefits Trust Agreement, dated December 29, 1993 as it may be amended from time to time;

    - the Amended and Restated Trust Agreement for the Air Products and Chemicals, Inc. Supplementary Pension Plan and certain other defined benefit pension agreements, dated August 1, 1999, as it may be as amended from time to time;

    - the Amended and Restated Trust Agreement for the Air Products and Chemicals, Inc. Supplementary Savings Plan, dated August 1, 1999, as it may be amended from time to time;

    - the Amended and Restated Trust Agreement for the Stearns Catalytic World Corporation Supplementary Retirement Plan, dated August 1, 1999, as it may be amended from time to time; and

    - any other plan, program, or award (together with all of the foregoing, the "Plans") of Air Products and Chemicals, Inc. or its subsidiaries existing from time to time which involves Common Stock,

which Registration Statements may be required for (i) the registration of interests in and/or Common Stock for issuance under any of such Plans as may be necessary from time to time in accordance with the provisions of such Plans,
(ii) amendments to said Plans heretofore or hereafter approved or established by the Board or the appropriate committee of the Board, by Air Products PLC, by Air Products Group Limited, or by the Plan Administrator, (iii) the sale or transfer from time to time by the Trustee or Trustees and/or the Company to the public and/or to Plan Participants, and/or to pay Plan obligations (as such terms are defined in the relevant Trust Agreement) payable in cash or Common Stock and/or to fund the Trust with cash as required by the Trust Agreements, or (iv) any fundamental change in the information contained in such Registration Statements, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.


               SIGNATURE                               TITLE                                      DATE


                                         Director, Chairman of the Board, Chief
                                         Executive Officer and Employee Benefit Plans
                                         Committee Member
/s/Harold A. Wagner                      (Principal Executive Officer)                       November 16, 2000
-------------------------------------
   Harold A. Wagner


/s/Mario L. Baeza                        Director                                            November 16, 2000
-------------------------------------
   Mario L. Baeza


/s/Tom H. Barrett                        Director                                            November 16, 2000
-------------------------------------
   Tom H. Barrett


/s/L. Paul Bremer III                    Director                                            November 16, 2000
-------------------------------------
   L. Paul Bremer III



/s/Robert Cizik                                Director                                      November 16, 2000
-------------------------------------
   Robert Cizik


/s/Ursula F. Fairbairn                         Director                                      November 16, 2000
-------------------------------------
   Ursula F. Fairbairn


/s/Edward E. Hagenlocker                       Director                                      November 16, 2000
-------------------------------------
   Edward E. Hagenlocker


/s/James F. Hardymon                           Director                                      November 16, 2000
-------------------------------------
   James F. Hardymon


/s/John P. Jones III                           Director                                      November 16, 2000
-------------------------------------
   John P. Jones III


/s/Joseph J. Kaminski                          Director                                      November 16, 2000
-------------------------------------
   Joseph J. Kaminski


/s/Terry R. Lautenbach                         Director                                      November 16, 2000
-------------------------------------
   Terry R. Lautenbach


/s/Ruud F. M. Lubbers                          Director                                      November 16, 2000
-------------------------------------
   Ruud F. M. Lubbers


/s/Charles H. Noski                            Director                                      November 16, 2000
-------------------------------------
   Charles H. Noski


/s/Lawrason D. Thomas                          Director                                      November 16, 2000
-----------------------------------
   Lawrason D. Thomas
